Exhibit 10.10

Cape Savings Bank

Amended and Restated Director Retirement Agreement

CAPE SAVINGS BANK

AMENDED AND RESTATED DIRECTOR RETIREMENT AGREEMENT

THIS DIRECTOR RETIREMENT AGREEMENT (the “Agreement”) originally entered into on the 26th day of December, 2000, by and between CAPE SAVINGS BANK, a state savings bank located in Cape May Court House, New Jersey (the “Company”) and                              (the “Director”), is hereby amended and restated on this              day of                     , 2006, and shall be effective as of January 1, 2005.

W I T N E S S E T H:

WHEREAS, the Company and the Director entered into a Director Retirement Agreement on December 26, 2000, as a means to encourage the Director to remain in the service of the Company and to provide the Director with a retirement benefit; and

WHEREAS, this Agreement is considered an unfunded arrangement, maintained primarily to provide a retirement benefit for the Director; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) requires that certain types of nonqualified deferred compensation plans comply with its terms or subject the recipient of the compensation to current taxes and penalties; and

WHEREAS, the Company and the Director desire to amend and restate the Agreement in order to comply with Code Section 409A, and for certain other purposes.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Accrual Balance” means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Director under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported annually by the Company to the Director.

1.2	“Beneficiary” means each designated person, or the estate of the deceased Director, entitled to benefits, if any, upon the death of the Director determined pursuant to Article 4.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

1.3	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Director completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4	“Board” means the Board of Directors of the Company as from time to time constituted.

1.5	“Change in Control” shall mean (i) a change in ownership of the Company under paragraph (a) below, or (ii) a change in effective control of the Company under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below:

(a)	Change in the ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b)	Change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation’s Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Company is another corporation.

(c)	Change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

(d)	For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulation Section 1.409A-3(g), except to the extent that such proposed regulations are superseded by subsequent guidance.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7	“Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six percent (6%). However, the Plan Administrator, in its discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP and/or applicable bank regulatory guidance.

1.8	“Early Termination” means Separation from Service before Normal Retirement Age for reasons other than death or Termination for Cause (see Section 5.1). Separation from Service prior to Normal Retirement Age and following a Change in Control will be deemed an Early Termination.

1.9	“Early Termination Date” means the month, day and year in which Early Termination occurs.

1.10	“Effective Date.” The original Effective Date of this Agreement is November 1, 2000. The amendment and restatement is effective as of January 1, 2005, in order to conform to Code Section 409A.

1.11	“Fees” means the total fees payable to the Director during a Plan Year.

1.12	“Normal Retirement Age” means the Director attaining age (__).

1.13	“Normal Retirement Date” means the later of Normal Retirement Age or Separation from Service.

1.14	“Plan Administrator” means the plan administrator described in Article 6.

1.15	“Plan Year” means each twelve-month period commencing on November 1 and ending on October 31 of each year. The initial Plan Year shall commence on the Effective Date of this Plan and end on the following October 31.

1.16	“Secretary” means the Secretary of the United States Department of the Treasury.

1.17

“Separation from Service” means that the Director’s service, as a director and independent contractor, to the Company and any member of a controlled group as defined in Section 414 of the Code to which the Company belongs, has terminated for any reason,

Cape Savings Bank

Amended and Restated Director Retirement Agreement

other than by reason of a leave of absence approved by the Company or the death of the Director, provided, however, that on or after January 1, 2005, Separation from Service shall be construed consistent with the requirements of Code Section 409A and the regulations and other guidance issued thereunder.

1.18	“Termination for Cause” has that meaning set forth in Article 5.

1.19	“Years of Service” means the total number of 12-month periods during which the Director has served on the Company’s Board of Directors.

Article 2

Lifetime Benefits

2.1	Normal Retirement Benefit. Upon Separation from Service on or after Normal Retirement Age for reasons other than death, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is the product of: (a) 2.5 percent times the Director’s Years of Service to the Company, not to exceed 50%; multiplied by (b) Fees paid to the Director. For the purpose of this Agreement, Fees shall mean the average of the greatest fees earned during any five consecutive calendar years.

2.1.2	Distribution of Benefit. The Company shall distribute the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing within sixty (60) days following the Director’s Normal Retirement Date. The annual benefit shall be paid to the Director for 10 years or the Director’s lifetime, whichever is longer.

2.2	Early Termination Benefit. Upon Early Termination, the Company shall distribute to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

2.2.1	Amount of Benefit. The benefit under this Section 2.2 is the Accrual Balance for the Plan Year ending immediately prior to the Early Termination Date, as recorded on the Company’s Financial Statements under Generally Accepted Accounting Principles (“GAAP”).

2.2.2

Distribution of Benefit. The Company shall distribute annual installments by calculating a 10-year fixed annuity, crediting interest on the unpaid balance at an annual rate of 8.50 percent with monthly compounding, and paying said annual benefit to the Director in 12 equal monthly installments on the first day of each month commencing within sixty (60) days following Normal Retirement Age. The annual benefit shall be paid to the Director for 10 years. Notwithstanding anything herein to the contrary, the Director may elect to receive a lump sum benefit upon the Director’s Separation from Service in connection with or

Cape Savings Bank

Amended and Restated Director Retirement Agreement

following a Change in Control. The Director shall make this election on the Change in Control Election Form attached hereto as Exhibit 1. Such election, if made, shall be made no later than December 31, 2006 (or, if later, the last day of the transition period under Code Section 409A).

Article 3

Death Benefits

3.1	Death During Active Service. If the Director dies while in the active service of the Company, the Company shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

3.1.1	Amount of Benefit. The annual benefit under this Section 3.1 is $ (Fourteen Thousand Six Hundred Twenty Dollars).

3.1.2	Distribution of Benefit. The Company shall distribute the annual benefit to the Beneficiary in 12 equal monthly installments payable on the first day of each month commencing within sixty (60) days following the Company’s receipt of the Director’s death certificate, provided, however, that in no event will distributions commence later than March 15 of the year following the year in which occurs the Director’s death. The annual benefit shall be paid to the Beneficiary for 10 years.

3.2	Death During Distribution of Benefits. If the Director dies after benefit distributions have commenced under Article 2 but before receiving 120 monthly installments, the Company shall distribute the remainder of such installments to the Beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived. If the Director dies after receiving 10 years of benefit distributions (i.e., 120 monthly installments), the Beneficiary will not be entitled to a benefit under this Article 3.

3.3	Death After Separation from Service But Before Commencement of Benefit Distributions. If the Director is entitled to a benefit under this Agreement, but dies prior to the commencement of said benefit distributions, the Company shall distribute the same benefit distributions to the Beneficiary that the Director was entitled to prior to death except that the benefit distributions shall commence within sixty (60) days following the Company’s receipt of the Director’s death certificate, provided, however, that in no event will distributions commence later than March 15 of the year following the year in which occurs the Director’s death. Pursuant to Article 2.1, the Beneficiary shall be entitled to a maximum of ten years of benefits distributions (i.e., 120 monthly installments).

Article 4

Beneficiaries

4.1	Beneficiary. The Director shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefit distributions under this Agreement to a Beneficiary upon the death of the Director. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Company in which the Director participates.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

4.2	Beneficiary Designation. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Director’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator prior to the Director’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4	No Beneficiary Designation. If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director’s spouse shall be the designated Beneficiary. If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director’s estate.

4.5	Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Director and the Director’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 5

General Limitations

5.1	Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if the Company terminates the Director’s service for:

(a)	Gross negligence or gross neglect of duties;

Cape Savings Bank

Amended and Restated Director Retirement Agreement

(b)	Conviction of a felony or of a gross misdemeanor involving moral turpitude; or

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy resulting in a material adverse effect on the Company.

5.2	Suicide or Misstatement. No benefits shall be distributed if the Director commits suicide within two years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Director and owned by the Company denies coverage (i) for material misstatements of fact made by the Director on an application for such life insurance, or (ii) for any other reason.

5.3	Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if the Director is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.4	Non-compete Provision. The Company shall not commence or continue to pay any benefit under this Agreement if the Director, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation (excluding any ownership interest of three percent (3%) or less in the stock of a publicly traded company) or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 25 mile radius) of the main office of the Company, which enterprise is, or may be deemed to be, competitive with any business carried on by the Company as of the date of termination of the Director’s service or retirement.

5.4.1	Judicial Remedies. In the event of a breach or threatened breach by the Director of these restrictions, the Director recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Company, and further recognizes that in such event monetary damages may be inadequate to fully protect the Company. Accordingly, in the event of a breach or threatened breach of these restrictions, the Director consents to the Company’s entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Company’s rights hereunder and preventing the Director from further breaching any of his obligations set forth herein. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including the recovery of damages from the Director. The Director expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.4 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Company in Section 5.4 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 5.4 hereof will not be materially adverse to the Director’s service with the Company, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

5.4.2	Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

5.4.3	Change in Control. The non-compete provision detailed in Section 5.4 hereof shall not be enforceable following a Change in Control.

5.5

Distribution of De Minimus Benefit. Notwithstanding anything herein to the contrary, if the Director’s benefit (when added together with all of his benefits under all nonqualified deferred compensation plans maintained by the Company) is $10,000 or less at the time of the distribution event, payment shall be made in a lump sum and such payment shall be made before the later of (i) December 31 of the year in which the Director’s Separation from Service with the Company occurs, or (ii) the 15th day of the third month following the Director’s Separation from Service with the Company.

Article 6

Administration of Agreement

6.1	Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

6.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

6.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4	Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

6.5	Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation from Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

6.6	Annual Statement. The Plan Administrator shall provide to the Director, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 7

Claims And Review Procedures

7.1	Claims Procedure. A Director or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

7.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

7.1.2	Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.1.3	Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; and

Cape Savings Bank

Amended and Restated Director Retirement Agreement

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures.

7.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

7.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

7.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

7.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.2.4	Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.2.5	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based; and

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

Article 8

Amendments and Termination

8.1	Amendment. This Agreement may be amended only by a written agreement signed by the Company and the Director.

8.2	Termination. Subject to the requirements of Code Section 409A, in the event of complete termination of the Agreement, the Agreement shall cease to operate and the Company shall pay out to the Director his benefit as if that Director had terminated service as of the effective date of the complete termination. Such complete termination of the Agreement shall occur only under the following circumstances and conditions:

(1) The Board of Directors of the Company (the “Board”) may terminate the Agreement within 12 months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Agreement are included in the Director’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(2) The Board may terminate the Agreement within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Agreement shall only be treated as terminated if all substantially similar arrangements sponsored by the Company are terminated so that the Director and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

(3) The Board may terminate the Agreement provided that (i) all arrangements sponsored by the Company that would be aggregated with this Agreement under Proposed Treasury regulations section 1.409A-1(c) if the Director covered by this Agreement was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Treasury regulations section 1.409A-1(c) if the Director participated in both arrangements, at any time within five years following the date of termination of the arrangement.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

9.2	No Guarantee of Services. This Agreement is not a contract for director services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the Company’s right to discharge the Director. It also does not require the Director to remain in service of the Company nor interfere with the Director’s right to terminate services at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4	Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement. The Director acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of New Jersey, except to the extent preempted by the laws of the United States of America.

9.6	Unfunded Arrangement. The Director and Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Company to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life or other informal funding asset is a general asset of the Company to which the Director and Beneficiary have no preferred or secured claim.

9.7	Reorganization. The Company shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

9.9	Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

9.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12	Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13	Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Cape Savings Bank

225 North Main Street

Cape May Court House, NJ 08210

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Director under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Director.

9.14	Construction and Severability. This Agreement is adopted following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Treasury regulations and other guidance issued thereunder. If any provision of the Agreement shall be determined to be inconsistent therewith for any reason, then the Agreement shall be construed, to the maximum extent possible, to give effect to such provision in a manner that is consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included. In the event that any of the provisions of this Agreement or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be invalid or inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.

Cape Savings Bank

Amended and Restated Director Retirement Agreement

IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:	COMPANY:

CAPE SAVINGS BANK

By:
Title:

Cape Savings Bank

Amended and Restated Director Retirement Agreement

EXHIBIT 1

TO

CAPE SAVINGS BANK

AMENDED AND RESTATED

DIRECTOR RETIREMENT AGREEMENT

Change in Control Election Form

According to the terms of Section 2.2.2 of this Agreement, I understand that I may elect to receive a lump sum distribution upon my Separation from Service in connection with or following a Change in Control and that such election must e made no later than December 31, 2006.

In the event of a Change in Control of the Company, I hereby elect to receive my benefit in the following form (check one):

☐	Lump Sum Distribution

☐	Substantially equal monthly payments over a period of 120 months

Signature _____________________________________

Date _________________________________________

Received by the Company this ___________ day of ______________________, 20____.

By
Title

Cape Savings Bank

Director Retirement Agreement

BENEFICIARY DESIGNATION FORM

☐	New Designation

☐	Change in Designation

I,                                 , designate the following as Beneficiary under the Agreement:

Primary:

___________________________________________________________________	_____	%

___________________________________________________________________	_____	%

Contingent:

___________________________________________________________________	_____	%

___________________________________________________________________	_____	%

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as Beneficiary, please write “Estate of [your name]”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name: ______________________________________

Signature: ___________________________________                 Date: ___________

Received by the Plan Administrator this ____________ day of ______________________, 2_____

By:
Title: